UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2013

CARLISLE COMPANIES INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9278	31-1168055
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11605 N. Community House Road, Suite 600

Charlotte, NC 28277

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (704) 501-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On December 12, 2013, Carlisle Companies Incorporated (the “Company”) entered into a First Amendment (the “Amendment”) to the Company’s $600,000,000 revolving Third Amended and Restated Credit Agreement, dated as of October 20, 2011, by and among the Company, Carlisle Management Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto (the “Credit Agreement”), with Carlisle Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.  Each of the lenders under the Credit Agreement and the Amendment provides the Company general banking and/or investment advisory services.  A copy of the Credit Agreement was attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 25, 2011.  Among other things, the Amendment (i) replaces Carlisle Management Company with Carlisle Corporation as a co-borrower under the Credit Agreement and (ii) extends the maturity date of the Credit Agreement from October 20, 2016 to December 12, 2018.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the contents of such agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 is incorporated by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLISLE COMPANIES INCORPORATED

Dated: December 17, 2013	By:	/s/ Steven J. Ford
Steven J. Ford
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

First Amendment to Third Amended and Restated Credit Agreement, dated as of December 12, 2013, by and among Carlisle Companies Incorporated, Carlisle Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto